UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 21, 2007

BOIS d'ARC ENERGY, INC.

(Exact Name of Registrant as Specified in Charter)

STATE OF NEVADA	001-32494	90-0261379
(State or other jurisdiction incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

600 Travis Street
Suite 5200
Houston, Texas 77002
(Address of principal executive offices)

(713) 228-0438
(Registrant's Telephone No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On November 21, 2007 Bois d'Arc Energy, Inc. ("Bois d'Arc" or the "Company") issued a press release, attached hereto as Exhibit 99.1, announcing that Wayne L. Laufer, 62, currently Chief Executive Officer and a director, is retiring as CEO effective November 30, 2007.  Mr. Laufer will remain as a director and will provide consulting services to the Company for twelve months following his retirement for which he will receive total compensation in the amount of $600,000. Pursuant to his employment contract, incentive awards made to Mr. Laufer under the Company's Long-term Incentive Plan will vest upon his retirement, resulting in a pre-tax charge of $1.9 million to Bois d'Arc's earnings in the fourth quarter of 2007.  Options to purchase 500,000 shares of the Company's common stock at $6.00 per share held by Mr. Laufer will remain exercisable through November 30, 2010.  Mr. Laufer will also receive extended medical benefits for eighteen months following his retirement.

Bois d'Arc also announced that Gary W. Blackie, 58, currently President and a director of the Company, will assume the additional responsibilities of Chief Executive Officer following Mr. Laufer's retirement.

Item 9.01  Financial Statements and Exhibits

Exhibit 99.1	Press Release, dated November 21, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BOIS d'ARC ENERGY, INC.

Dated: November 21, 2007	By:	/s/ ROLAND O. BURNS
Roland O. Burns
Senior Vice President, Chief Financial Officer and Secretary